FEDERATED GOVERNMENT TRUST

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  July 1, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549



       RE:    FEDERATED GOVERNMENT TRUST
                  Automated Government Cash Reserves
                  Automated Treasury Cash Reserves
                  U.S. Treasury Cash Reserves
                    Institutional Shares
                    Institutional Service Shares

              1933 Act File No. 33-32755
              1940 Act File No. 811-5981




Dear Sir or Madam:

         The   annual   report   of  the   above-referenced   Trust  is   hereby
electronically transmitted pursuant to Section 30(b)(2) of the Investment Company Act of 1940, and Rule 30b2-1 thereunder. The annual report information is contained in Part A/Prospectus, dated June 30, 1997, of this filing and does not pertain to Part B/Statement of Additional Information.


         If you have any questions regarding this filing, please call Matthew S. Hardin at (412) 288-8515.




                                                 Very truly yours,



                                                 /s/Daniel J. Perry
                                                 Daniel J. Perry, Esquire


Enclosures